CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the use of our report dated November 27, 2012 with respect to Dreyfus Stock Funds - Dreyfus Small Cap Equity Fund which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Small Cap Equity Fund.

/s/ ERNST & YOUNG LLP

New York, New York
February 20, 2013